EXHIBIT 21


                    List of Subsidiaries as at June 30, 2005
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      Each of the following subsidiaries is wholly-owned by the Registrant.
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                               Baynex.com Pty Ltd
                           (incorporated in Australia)

                          Bay Resources (Asia) Pty Ltd
                           (incorporated in Australia)

                        Golden Bull Resources Corporation
                            (incorporated in Canada)


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